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                                                              EXHIBIT 99.1


HEALTHSTAR CORP. ANNOUNCES SALE OF HEALTHSTAR INC. TO BEYOND BENEFITS, INC.

SCOTTSDALE, Arizona, May 3/PR Newswire/-HealthStar Corp. (OTC Bulletin Board:
PPOS) announced today that the Company has sold all the outstanding shares of HealthStar, Inc. to Beyond Benefits, Inc. for $8,880,000 in cash. The sale was consummated on Friday April 28, 2000 following shareholder approval of the transaction on April 25, 2000. As a result of the sale of HealthStar, Inc. to Beyond Benefits., HealthStar Corp. is no longer engaged in the health care management industry. Approximately $1,325,000 of the net sale proceeds was used to repay outstanding indebtedness of HealthStar Corp. to Harris Trust and Savings Bank. The remaining net proceeds was used initially for working capital and, as opportunities are identified, for the acquisition of an Internet related or other business or businesses.

This press release contains statements which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of HealthStar Corp. and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include fluctuation of operating results, no Internet experience or operating history, uncertainty regarding the ability to (i) identify and consummate the acquisition of a business or businesses as contemplated and (ii) attract, hire and retain qualified personnel, and other risks described in filings of HealthStar Corp. with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

For additional information on HealthStar Corp. please contact Steven A. Marcus, Chief Financial Officer, (480) 614-4275.